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                                  CHIRON CORPORATION

                                         AND

                                  CETUS CORPORATION

                                         TO

                                BANKERS TRUST COMPANY,

                                       TRUSTEE

                   -----------------------------------------------

                             FIRST SUPPLEMENTAL INDENTURE

                            DATED AS OF DECEMBER 12, 1991

                   -----------------------------------------------

             5-1/4 PER CENT CONVERTIBLE SUBORDINATED DEBENTURES DUE 2002

        ----------------------------------------------------------------------
        ----------------------------------------------------------------------

          FIRST SUPPLEMENTAL INDENTURE, dated as of the 12th day of December, 1991, by and among Chiron Corporation, a Delaware corporation, having its principal office at 4560 Horton Street, Emeryville, California 94608 ("Parent"), Cetus Corporation, a Delaware corporation, having its principal office at 1400 Fifty Third Street, Emeryville, California 94608 (the "Company"), and Bankers Trust Company, a New York State banking corporation having its principal corporate trust and agency office at Four Albany Street, New York, New York 10015, Trustee (the "Trustee").

          WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture, dated as of May 21, 1987 ("Indenture"), permitting the issuance of 5-1/4 per cent Convertible Subordinated Debentures Due 2002 (the "Securities");

          WHEREAS, effective on or about December 12, 1991, Chiron Acquisition Subsidiary, Inc., a Delaware corporation and a wholly owned subsidiary of Parent, will be merged with and into the Company pursuant to Section 253 of the General Corporation Law of the State of Delaware, and the Company shall be the corporation surviving such merger; and

          WHEREAS, after such merger, the Company shall be a wholly owned subsidiary of Parent; and

          WHEREAS, Section 1211(b) of the Indenture provides that in the case of any merger of another corporation into the Company in which the Company is the continuing corporation and in which the holders of the shares of Common Stock thereafter receive securities and/or cash and/or other property for such shares of Common Stock, (a) the Company shall execute and deliver to the Trustee a supplemental indenture; (b) any issuer of securities and/or cash and/or property exchanged for Common Stock shall join in such supplemental indenture;
(c) such supplemental indenture shall provide that the

                                          1.

Holder of each Security then outstanding shall have the right to convert such Security, in lieu of conversion into the shares of Common Stock deliverable on such conversion immediately prior to such event, only into the kind and amount of securities and/or cash and/or other property, if any receivable upon such merger by a holder of the number of shares of Common Stock into which such Security might have been converted immediately prior to such merger, that the Securities were convertible at the time of such merger at the initial Conversion Price specified in Section 1201, without any adjustment pursuant to Section 1204; and (d) such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in Article 12 of the Indenture;

          WHEREAS, Parent desires to assume the obligations of the Company for the issuance of shares of its common stock upon the conversion of a Security after the date hereof;

          WHEREAS, the Company and Parent have determined that this First Supplemental Indenture complies with Section 801(4) of the Indenture and does not require the consent of any Holders of Securities;

          WHEREAS, in accordance with Sections and 803 and 1211 of the Indenture, the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that the merger and this First Supplemental Indenture complies with Articles Eight and Twelve of the Indenture and that all conditions precedent set forth in the Indenture relating to the merger and this First Supplemental Indenture have been complied with; and

          WHEREAS, all things necessary to make this First Supplemental Indenture a valid agreement of Parent, the Company and the Trustee and a valid amendment of and supplement to the Indenture have been done;

                                          2.

          NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

          For and in consideration of the premises, it is mutually covenanted and agreed, for the equal and proportionate benefit of the holders of the Securities, as follows:

                                     ARTICLE ONE

                              ASSUMPTION OF OBLIGATIONS

          SECTION 1.1           ASSUMPTION OF OBLIGATIONS UPON CONVERSION.

     Parent hereby assumes the obligations of the Company pursuant to Article 12 of the Indenture to issue shares of its common stock upon conversion of a Security, and the Company is hereby discharged from its obligations to issue shares of its common stock upon such conversion.



                                     ARTICLE TWO

                               AMENDMENTS OF INDENTURE

          SECTION 2.1           AMENDMENT OF DEFINITIONS.

     (a) In Section 101 of the Indenture, the definition of "COMMON STOCK" is hereby amended by deleting "Company" each time it appears and substituting therefor "Parent".

     (b) In Section 101 of the Indenture, the definition of "CONVERSION AGENT" is hereby amended in its entirety to read as follows:

          "Conversion Agent" means any Person authorized by the Parent to convert Securities in accordance with Article Twelve.

     (c) In Section 101, the definition of "VICE PRESIDENT" is hereby amended in its entirety to read as follows:

                                          3.

          "Vice President", when used with respect to the Company, the Parent or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president".

     (d) Section 101 of the Indenture is hereby amended to add the following definitions:

          "Board of Directors of Parent" means either the board of directors of the Parent, or any duly authorized committee of that board.

          "First Supplemental Indenture" means the First Supplemental Indenture from Chiron Corporation and Cetus Corporation to Bankers Trust Company as Trustee, dated as of December 12, 1991.

          "Parent" means Chiron Corporation, a Delaware corporation, and shall also include its successors and assigns.

          "Parent Board Resolution" means a resolution duly adopted by the Board of Directors of Parent, a copy of which, certified by the Secretary or an Assistant Secretary of the Parent to be in full force and effect on the date of such certification, shall have been delivered to the Trustee.

          "Parent Officers' Certificate" means a certificate signed by the Chairman of the Board, the President or a Vice President, and by the Chief Financial Officer, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Parent, and delivered to the Trustee.

          "Parent Request" or "Parent Order" means a written request or order in the form of a Parent Officers' Certificate.

          SECTION 2.2    AMENDMENT OF PROVISIONS OF GENERAL APPLICATION.


                                          4.

     (a) Section 103(a) of the Indenture is hereby amended by adding at the end of the second sentence thereof "or the Parent" and by deleting the fourth sentence thereof and substituting therefore the following sentence:

          "Proof of execution of any such instrument or of a writing appointing any such agent or proxy, or of the holding by any Person of a Security, shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee, the Company and the Parent if made in the manner provided in this Section."

     (b)  Section 104 of the Indenture is hereby amended by deleting subsections
(1) and (2) in their entireties and substituting therefor the following:

          (1) the Trustee by any Holder of Securities or by the Company or by the Parent shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, or

          (2) the Company or the Parent by the Trustee or by any Holder of Securities shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing, mailed, first-class postage prepaid, or telexed or telecopied and confirmed by mail, first-class postage prepaid, addressed to it at the address of its principal office specified in the first paragraph of this instrument or any supplement to this instrument, to the attention of its Treasurer, or at any other address previously furnished in writing to the Trustee by the Company or the Parent.

          SECTION 2.3    AMENDMENT OF PROVISIONS REGARDING SUPPLEMENTAL
INDENTURES.


                                          5.

     (a) Section 801 of the Indenture is hereby amended in its entirety to read as follows:

          SECTION 801    SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF HOLDERS.

          Without the consent of any Holders of Securities or coupons, the Company, when authorized by a Board Resolution, and the Trustee at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

          (1) to evidence the succession of another corporation to the Company and the assumption by any such successor of the covenants of the Company herein in the Securities and in the coupons; or

          (2) to add to the covenants of the Company for the benefit of the Holders of Securities or coupons, or to surrender any right or power herein conferred upon the Company; or

          (3) to relax or eliminate the restrictions on payment of principal of (and premium, if any) and interest on Bearer Securities in the United States under the circumstances described in the last sentence of the first paragraph of the face of the form of Bearer Securities set forth in Section 202; or

          (4) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any provisions with respect to matters or


                                          6.

     questions arising under this Indenture, PROVIDED such action pursuant to this clause (4) shall not adversely affect the interest of the Holders of Securities or coupons in any material respect.

          Without the consent of any Holders of Securities or coupons, the Parent, when authorized by a Parent Board Resolution, and the Trustee at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for the following purpose:

          (1) to make provision with respect to the conversion rights of Holders of Securities pursuant to Section 1211.

     (b) Section 806 of the Indenture is hereby amended in its entirety to read as follows:

          SECTION 806    NOTICE OF SUPPLEMENTAL INDENTURES.

          Promptly after the execution by the Company or the Parent and the Trustee of any supplemental indenture pursuant to the provisions of Section 802, the Company shall give notice, setting forth in general terms the substance of such supplemental indenture, in the manner provided in Section 105. Any failure of the Company to give such notice, or any defect therein, shall not in any way impair or affect the validity of any such supplemental indenture.

          SECTION 2.4    AMENDMENT OF PROVISIONS RELATING TO THE TRUSTEE.

          Section 602(b) of the Indenture is hereby amended in its entirety to read in full as follows:

          (b)  any request or direction of the Company mentioned herein


                                          7.

shall be sufficiently evidenced by a Company Request or Company Order, any request or direction of the Parent mentioned herein shall be sufficiently evidenced by a Parent Request or Parent Order, any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution and any resolution of the Board of Directors of Parent may be sufficiently evidenced by a Parent Board Resolution.

          SECTION 2.5    AMENDMENT OF CONVERSION OF SECURITIES.

     (a) Section 1201 of the Indenture is hereby amended to read in full as follows:

          SECTION 1201.  CONVERSION PRIVILEGE AND CONVERSION
                         PRICE.

          Subject to and upon compliance with the provisions of this Article, at the option of the Holder thereof, any definitive Security or, in the case of any Registered Security, any portion of the principal amount thereof which is U.S. $5,000 or an integral multiple of U.S. $5,000 may be converted at the principal amount thereof, or of such portion thereof, into fully paid and nonassessable shares (calculated as to each conversion to the nearest 1/100 of a share) of Common Stock, at the Conversion Price, determined as hereinafter provided, in effect at the time of conversion. Such conversion right shall commence at the opening of business on the Exchange Date and expire at the close of business on May 21, 2002. In case a Security or portion thereof is called for redemption, such conversion right in respect of the Security or portion so called shall expire at the close of business on the date five business days next preceding the Redemption Date, unless the Company defaults in making the payment due upon redemption.

          The price at which shares of Common Stock shall be delivered upon conversion (herein called the "Conversion Price") shall be initially
U.S. $123.33 per share of Common Stock. The Conversion Price shall be adjusted in


                                          8.

certain instances as provided in paragraphs (1), (2), (3) and (5) of Section
1204.

     (b) Section 1202 of the Indenture is hereby amended to read in full as follows:

          SECTION 1202.  EXERCISE OF CONVERSION PRIVILEGE.

          In order to exercise the conversion privilege, the Holder of any definitive Security to be converted shall surrender such Security, together in the case of Bearer Securities with all unmatured coupons and any matured coupons in default appertaining thereto, duly endorsed or assigned to the Company or in blank, at any office or agency of the Company maintained for that purpose pursuant to Section 1002, accompanied by written notice to the Parent at such office or agency that the Holder elects to convert such Security or, in the case of Registered Securities, if less than the entire principal amount thereof is to be converted, the portion thereof to be converted that is U.S. $5,000 or an integral multiple of U.S. $5,000. Registered securities surrendered for conversion during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date shall (except in the case of Registered Securities or portions thereof which have been called for redemption on a Redemption Date within such period) be accompanied by payment in funds reasonably acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount of Registered Securities being surrendered for conversion (or, if such Registered Security was issued in exchange for a Bearer Security after the close of business on such Regular Record Date, by surrender of one or more coupons relating to such Interest Payment Date or by both payment in such funds and surrender of such coupon or coupons, in either case, in an amount equal to the interest payable on such Interest Payment Date on the principal amount of the Registered Security then being converted). Except as


                                          9.

provided in the preceding sentence and subject to the last paragraph of Section 307, no payment or adjustment shall be made upon any conversion on account of any interest accrued on the Securities surrendered for conversion or on account of any dividends on the Common Stock issued upon conversion.

          Securities shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such Securities for conversion in accordance with the foregoing provisions, and at such time the rights of the Holders of such Securities as Holders shall cease, and the Person or Persons entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Stock at such time. As promptly as practicable on or after the conversion date, the Parent shall issue and shall deliver at such office or agency a certificate or certificates for the number of full shares of Common Stock issuable upon conversion, together with payment in lieu of any fraction of a share, as provided in Section 1203.

          In the case of any Registered Security which is converted in part only, upon such conversion the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Company, a new Registered Security or Registered Securities of authorized denominations in aggregate principal amount equal to the unconverted portion of the principal amount of such Registered Securities, which new Registered Security or Securities shall bear the same legend or legends as the Registered Security surrendered for conversion.

     (c) Section 1203 of the Indenture is hereby amended to read in full as follows:

          SECTION 1203.   FRACTIONS OF SHARES.

          No fractional shares or scrip representing fractional shares of


                                         10.

Common Stock shall be issued upon conversion of Securities. If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Securities (or, in the case of Registered Securities, specified portions thereof) so surrendered. Instead of any fractional share of Common Stock which would otherwise be issuable upon the conversion of any Security or Securities (or in the case of Registered Securities, specified portions thereof), the Parent shall pay a cash adjustment in respect of such fraction in an amount equal to the current market value of such fractional interest computed to the nearest cent on the basis of the Closing Market Price Per Share of the Common Stock on the last day prior to the day of conversion on which there is such a Closing Market Price Per Share.

     (d) Section 1204 of the Indenture is hereby amended to read in full as follows:

          SECTION 1204.  ADJUSTMENT OF CONVERSION PRICE.

          (1) In case at any time after December 12, 1991, the Parent shall (i) pay or make a dividend or other distribution on any class or series of capital stock of the Parent in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares, (iv) issue by reclassification of its Common Stock any shares of its capital stock, or (v) make a distribution on its Common Stock in shares of its capital stock other than Common Stock, the Conversion Price in effect immediately prior thereto shall be adjusted so that the Holder of a Security thereafter converted may receive the number of shares of Common Stock or capital stock of the Parent which he would have owned immediately following such action if he had converted the Security immediately prior to such action. Such adjustment shall become effective immediately at the opening of business on the day following the


                                         11.

record date, if any, in the case of a dividend, distribution, subdivision, combination or reclassification with respect to which the Parent has fixed a record date for the determination of shareholders entitled to receive such dividend, distribution, subdivision, combination or reclassification, or if no such record date has been fixed, such reduction shall become effective immediately after the opening of business on the day following the effective date of such dividend, distribution, subdivision, combination or reclassification. For the purposes of paragraph (1)(i), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Parent but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Parent will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Parent.

          (2) In case at any time after December 12, 1991 the Parent shall issue rights or warrants to all holders of its Common Stock entitling them initially to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share (determined as provided in paragraph (4) of this Section 1204) of the Common Stock on the date fixed for the determination of stockholders entitled to receive such rights or warrants, the Conversion Price in effect at the opening of business on the day following the date fixed for such determination shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such current market price and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such reduction to be made whenever such rights or warrants are



                                         12.

issued and will become effective immediately at the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (2), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Parent but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Parent will not issue any rights or warrants in respect of shares of Common Stock held in the treasury of the Parent.

          (3) In case at any time after December 12, 1991 the Parent shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness or any of its assets, or any rights or warrants entitling holders thereof to subscribe for or purchase securities of the Parent or any other securities (but excluding any rights or warrants referred to in paragraph
(2) of this Section 1204, any dividend or distribution paid in cash, any dividend or distribution paid out of the surplus of the Parent or the consolidated net profits for the then current or preceding fiscal year of the Parent and any dividend or distribution referred to in paragraph (1) of this Section), the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to such action by a fraction of which the numerator shall be the current market price per share (determined as provided in paragraph (4) of this Section) of the Common Stock on the date fixed for the determination of stockholders entitled to receive such distribution less the then fair market value (as determined by the Board of Directors of Parent, whose determination shall be conclusive and described in a Parent Board Resolution) of the portion of such assets or evidences of indebtedness or shares or rights or warrants so distributed applicable to one share of Common Stock and the denominator shall be such current market price per share of the Common Stock, such adjustment to be made whenever such distribution is made and shall become effective immediately at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution. In


                                         13.

the event that the Parent shall distribute or shall have distributed to all holders of shares of Common Stock, rights or warrants to purchase securities that are not initially detachable from the Common Stock (whether or not such distribution shall have occurred prior to the date of this Indenture), then the distribution of separate certificates representing such rights or warrants subsequent to their initial distribution shall be deemed to be the distribution of such rights or warrants for purposes of this paragraph (3). Notwithstanding the foregoing, in the event that the Parent shall distribute rights or warrants to purchase securities ("Rights") to holders of Common Stock, the Parent may, in lieu of making the foregoing adjustment pursuant to this paragraph (3) and to the extent such Rights would be issued with other shares of Common Stock issued at the time of conversion, make proper provision so that each Holder of a Security who converts such Security (or any portion thereof) (a) before the record date for such distribution shall be entitled to receive upon such conversion shares of Common Stock issued with Rights and (b) after the record date for such distribution (but prior to the expiration or redemption of the Rights) shall be entitled to receive upon such conversion, in addition to the shares of Common Stock issuable upon such conversion, the same number of Rights to which a holder of the number of shares of Common Stock into which the principal amount of the Security so converted was convertible immediately prior to the record date for such distribution would have been entitled on the record date for such distribution in accordance with the terms and provisions of and applicable to the Rights.

          (4) For the purpose of any computation under paragraphs (2) and (3) of this Section, the current market price per share of Common Stock in any case shall be deemed to be the average of the Closing Market Prices Per Share for 20 consecutive trading days selected by the Parent during the period commencing 30 trading days before the day in question.

          (5) No adjustment in the Conversion Price shall be required unless


                                         14.

such adjustment would require an increase or decrease of at least 1 percent in the Conversion Price; PROVIDED, HOWEVER, that any adjustments which by reason of this paragraph (5) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

          (6) No adjustment in the Conversion Price shall be required in the case of transactions (i) in which the Holders of Securities are entitled to participate on a basis and with notice that the Board of Directors of Parent determines to be fair and appropriate or (ii) which effectuate a change in the par value or lack thereof of the Common Stock.

          (7) The Parent from time to time may reduce the Conversion Price by any amount for any period of time, provided that the reduction is effective for at least 20 days and that the reduction is irrevocable during such period. Whenever the Conversion Price is reduced, the Parent shall publish
notice of the reduction to Holders of Securities.   The Parent shall publish
such notice at least 15 days before the date the reduced Conversion Price takes effect. The notice shall state the reduced Conversion Price and the period it will be in effect. After the expiration of such period, the Conversion Price shall revert to the price immediately preceding such reduction. The Parent may also, from time to time, reduce the Conversion Price in order to avoid taxation of the Parent's stockholders in connection with the transactions described in this Section 1204. The Parent may, but is not required to, reduce the Conversion Price if the making of, or a failure to make, an adjustment in the Conversion Price under this Article would cause imposition of a tax on the Parent's stockholders.

          (8) In any case in which this Section 1204 shall require that an adjustment be made, the Parent may elect to defer (but only until five


                                         15.

Business Days in the Place of Conversion following the effective date of such adjustment) the issuance to the holder of any Securities converted after such effective date of the shares of Common Stock or rights or warrants issuable on such conversion in excess of or in addition to the shares of Common Stock issuable on such conversion on the basis of the Conversion Price prior to such adjustment.

     (e) Section 1205 of the Indenture is hereby amended to read in full as follows:

          SECTION 1205.    NOTICE OF ADJUSTMENTS OF CONVERSION PRICE.

          Whenever the Conversion Price is adjusted as herein provided:

          (a) the Parent shall compute the adjusted Conversion Price in accordance with Section 1204 and shall prepare a certificate signed by the Treasurer of the Parent setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed with the Trustee and at each office or agency maintained for the purpose of conversion of Securities pursuant to Section 1002; and

          (b) a notice stating that the Conversion Price has been adjusted and setting forth in reasonable detail the facts upon which such adjustment is based and the adjusted Conversion Price shall as soon as practicable after the effectiveness of such adjustment be mailed by the Parent to all Registered Holders at their last addresses as they shall appear in the Security Register and shall be published (but only once) in accordance with
     Section 105.

     (f) Section 1206 of the Indenture is hereby amended to read in full as follows:


                                         16.

          Section 1206.    NOTICE OF CERTAIN CORPORATE ACTION.

          In case at any time after December 12, 1991:

          (a) the Parent shall declare a dividend (or any other distribution) on its Common Stock payable otherwise than in cash or out of its surplus or its consolidated net profits for its then current or preceding fiscal year; or

          (b) the Parent shall authorize the granting to all holders of its Common Stock of rights or warrants to subscribe for or purchase Common Stock or of any other rights; or

          (c) there shall occur any reclassification of the Common Stock of the Parent (other than a subdivision or combination of its outstanding shares of Common Stock), or any consolidation or merger to which the Parent is a party and for which approval of any stockholders of the Parent is required, or the sale or transfer of all or substantially all of the assets of the Parent; or

          (d) there shall occur the voluntary or involuntary dissolution, liquidation or winding up of the Parent;

then (unless the Parent has filed and mailed a notice pursuant to Section 1205 with respect to the events described in this Section 1206) the Parent shall cause to be filed with the Trustee and at each office or agency maintained for the purpose of conversion of Securities pursuant to Section 1002, and shall cause to be mailed to all Registered Holders at their last addresses as they shall appear in the Security Register and shall publish (but only once) in accordance with Section 105, in each case, at least 20 days (or 10 days in any case specified in clause (a) or (b) above) prior to the applicable record date


                                         17.

hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Failure to give any such notice, or any defect therein, shall not affect the validity of the proceedings referred to in clauses (a), (b), (c) or (d) above.

     (h) Section 1207 of the Indenture is hereby amended to read in full as follows:

          Section 1207.    PARENT TO RESERVE COMMON STOCK.

          The Parent shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of Securities, the full number of shares of Common Stock then issuable upon the conversion of all Outstanding Securities.

          The Parent shall promptly after the issuance of the Global Security endeavor (i) to cause all registrations with, and to obtain any approval by, any governmental authority under any Federal or state law of the United States that may be required before the shares of Common Stock may be lawfully issued or transferred and delivered pursuant to this Article and (ii) to list or arrange for the quotation of the shares of Common Stock required to be issued or delivered upon conversion of Securities prior to such issue or

                                         18.

delivery on each national securities exchange or quotation system on which the outstanding Common Stock is listed or quoted at the time of such delivery.

     (g) Section 1208 of the Indenture is hereby amended to read in full as follows:


          SECTION 1208.  TAXES ON CONVERSIONS.

          The Parent will pay any and all stamp, excise or similar taxes or duties that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Securities pursuant hereto. The Parent shall not, however, be required to pay any tax or duty which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the Holder of the Security or Securities to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Parent the amount of any such tax or duty, or has established to the satisfaction of the Parent that such tax or duty has been paid.

     (i) Section 1209 of the Indenture is hereby amended to read in full as follows:


          SECTION 1209.  COVENANT AS TO COMMON STOCK.

          The Parent covenants that all shares of Common Stock which may be issued upon conversion of Securities will upon issue be fully paid and nonassessable and, except as provided in Section 1208, the Parent will pay all taxes or duties, liens and charges with respect to the issue thereof.

     (j) Section 1211 of the Indenture is hereby amended to read in full as follows:


                                         19.

          SECTION 1211.  PROVISIONS IN CASE OF CONSOLIDATION,
                         MERGER, SALE OF ASSETS OR
                         RECLASSIFICATION.

          (a) In case of any consolidation of the Parent with, or merger of the Parent into, any other corporation (other than a merger or consolidation in which the Parent is the continuing corporation), or in case of any sale or transfer of all or substantially all of the properties and assets of the Parent as an entirety, the corporation formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, shall execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Security then outstanding shall have the right thereafter, during the period such Security shall be convertible as specified in Section 1201, to convert such Security, in lieu of conversion into the shares of Common Stock deliverable on conversion immediately prior to such event, only into the kind and amount of securities and/or cash and/or other property, if any, receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock into which such Security might have been converted immediately prior to such consolidation, merger, sale or transfer, assuming, if such consolidation, merger, sale or transfer is prior to the Exchange Date, that the Securities were convertible at the time of such consolidation, merger, sale or transfer at the initial Conversion Price specified in Section 1201 as adjusted from December 12, 1991 to such time pursuant to Section 1204.

          (b) In case of any reclassification or change of the shares of Common Stock (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination) or in case of any consolidation or merger of another corporation into the Parent in which the Parent is the continuing corporation and in which the holders of the shares of Common Stock thereafter receive securities and/or cash and/or other property for such shares of Common Stock (including for this purpose shares reflecting


                                         20.

a change in par value or from par value to no par value or as a result of a subdivision or combination of the shares of Common Stock), the Parent (and any issuer of securities and/or cash and/or property exchanged for Common Stock) shall execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Security then outstanding shall have the right thereafter, during the period such Security shall be convertible as specified in Section 1201, to convert such Security, in lieu of conversion into the shares of Common Stock deliverable on such conversion immediately prior to such event, only into the kind and amount of securities and/or cash and/or other property, if any, receivable upon such reclassification, change, consolidation or merger by a holder of the number of shares of Common Stock into which such Security might have been converted immediately prior to such reclassification, change, consolidation or merger, assuming, if such reclassification, change, consolidation or merger is prior to the Exchange Date, that the Securities were convertible at the time of such reclassification, change, consolidation or merger at the initial Conversion Price specified in Section 1201 as adjusted from December 12, 1991 to such time pursuant to Section 1204. If, as a result of this subsection (b), the holder of any Securities thereafter surrendered for conversion shall become entitled to receive shares of two or more classes of capital stock of the Parent, the Board of Directors of Parent (whose determination shall be conclusive and shall be described in a Parent Board Resolution) shall determine the allocation of the Conversion Price between or among shares of such classes of capital stock.

          (c) Supplemental indentures referred to in subsections (a) and (b) above shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article. The above provisions of this Section shall similarly apply to successive consolidations, mergers, sales, transfers, reclassifications or changes.


                                         21.

     (j) Section 1212 of the Indenture is hereby amended to read in full as follows:

          SECTION 1212.  RESPONSIBILITY OF TRUSTEE FOR
                         CONVERSION PROVISIONS.

          The Trustee, subject to the provisions of Section 601, and any Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist which may require any adjustment of the Conversion Price, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. Neither the Trustee, subject to the provisions of Section 601, nor any Conversion Agent shall be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any other securities or property, which may at any time be issued or delivered upon the conversion of any Security; and it or they do not make any representation with respect thereto. Neither the Trustee, subject to the provisions of
Section 601, nor any Conversion Agent shall be responsible for any failure of the Parent to make any cash payment or to issue, transfer or deliver any shares of stock or stock Certificates or other securities or property upon the surrender of any Security for the purpose of conversion; and the Trustee, subject to the provisions of Section 601, and any Conversion Agent shall not be responsible for any failure of the Parent to comply with any of the covenants of the Parent contained in this Article.

                                    ARTICLE THREE

                                    MISCELLANEOUS

          SECTION 3.1.   DEFINITIONS.

          Except as otherwise expressly provided or unless the context otherwise requires, all terms used herein which are defined in the Indenture shall have the meanings assigned to them in the Indenture.


                                         22.

          SECTION 3.2.   EFFECTIVE DATE.

          This First Supplemental Indenture shall be effective as of the date first set forth above.

          SECTION 3.3.   RECITALS.

          The recitals contained herein shall be taken as the statements of Parent and the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture.

          SECTION 3.4.   GOVERNING LAW.

          This First Supplemental Indenture shall be governed by and construed in accordance with the laws of the jurisdiction which governs the Indenture and its construction.

          SECTION 3.5.   COUNTERPARTS.

          This First Supplemental Indenture may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

          SECTION 3.6.   INDENTURE RATIFIED.

          Except as expressly amended hereby the Indenture is in all respects ratified and confirmed, and all the terms, conditions and provisions thereof shall remain in full force and effect. This First Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.


                                         23.

          IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, and have caused their respective seals to be hereunto affixed and attested, all as of the day and year first above written.


                                        CHIRON CORPORATION, a Delaware
                                        corporation


                                        By   /s/ Edward E. Penhost
                                             ---------------------
                                             Title: Vice Chairman and
                                                    Chief Operating Officer
[Seal]

Attest:

/s/ William G. Green
--------------------
Title: Vice President and
       Secretary

                                        CETUS CORPORATION, Delaware
                                        corporation


                                        By   /s/ Hollings C. Renton
                                             ---------------------
                                             Title: President and
                                                    Chief Operating Officer
[Seal]

Attest:

/s/ Michael S. Ostrach
----------------------
Title: Secretary


                                        BANKERS TRUST COMPANY,
                                        as Trustee


                                        By   /s/ Sharon Chase
                                             ----------------
                                             Title: Assistant Secretary
[Seal]

Attest:

/s/ John J. Mazzucca
--------------------
Title: Assistant Secretary


                                         24.